Exhibit 99.1

Contact:	Kevin P. O’Shea SVP, Investment Management AvalonBay Communities, Inc. 703-317-4654

For Immediate Release

AvalonBay Announces Formation of a New Investment Management Fund.

ALEXANDRIA, Va.—(BUSINESS WIRE)—September 2, 2008—AvalonBay Communities, Inc. (NYSE:AVB) announced today the formation of AvalonBay Value Added Fund II, L.P. (“Fund II”), a private, discretionary investment vehicle with commitments from four institutional investors and AvalonBay Communities, Inc. (“AvalonBay”). Fund II will acquire and operate multifamily apartment communities primarily in AvalonBay’s high barrier-to-entry markets of the Northeast, Mid-Atlantic, Midwest, and West Coast regions of the U.S. with the objective of creating value through redevelopment, enhanced operations and/or improving market fundamentals.

Fund II has equity commitments totaling $333 million (including a $150 million equity commitment from AvalonBay) and can employ leverage of up to 65%, allowing for an investment capacity of approximately $950 million. Fund II has a term of ten years, plus two one-year extension options.

Fund II will serve as the exclusive vehicle through which AvalonBay will acquire apartment communities for a period of three years from the closing date or until 90% of its committed capital is invested, subject to limited exceptions. These exceptions include significant individual asset and portfolio acquisitions, properties acquired in tax-deferred transactions and acquisitions that are inadvisable or inappropriate for Fund II, if any. Fund II will not include or involve AvalonBay’s development activities.

AvalonBay will receive, in addition to any returns on its invested equity, asset management fees, property management fees and redevelopment fees. AvalonBay will also receive a promoted interest if certain return thresholds are met.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Fund II and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering; solicitation or sale would be unlawful. The securities of Fund II have been offered in a private placement to a limited number of qualified investors and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About AvalonBay Communities

As of June 30, 2008, AvalonBay Communities, Inc., headquartered in Alexandria, Virginia, owned or held an ownership interest in 180 apartment communities containing 51,118 apartment homes in ten states and the District of Columbia, of which 20 communities were under construction and 10 communities were under reconstruction.  AvalonBay is in the business of developing, redeveloping, acquiring, and managing apartment communities in high barrier-to-entry markets of the United States.  More information on AvalonBay, an S&P 500 company, may be found on the Company’s Web site at http://www.avalonbay.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by AvalonBay’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, possible changes in the timing and closing of planned acquisitions by Fund II, payment of fees or promoted interest from Fund II to AvalonBay and other matters detailed in AvalonBay’s filings with the Securities and Exchange Commission, including AvalonBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements.” AvalonBay does not undertake a duty to update forward-looking statements.